Exhibit 21.1

Subsidiaries of DENTSPLY SIRONA Inc. (the “Company”) - December 31, 2021

1. Augma Bio Materials Ltd. (Israel, 20%)
2. Barracuda Partners, L.P. (Delaware, 25%)
3. Byte AU Pty. Ltd. (Australia)
4. Byte AU Unit Trust (Australia)
5. Byte LLC (Nevada)
6. Byteme Aligners Limited (United Kingdom)
7. Datum Biotech Ltd. (Israel)
8. Datum Dental Ltd. (Israel)
9. DeguDent GmbH (Germany)
10. Dentsply - Sirona Poland SP.z.o.o (Poland)
11. Dentsply (Tianjin) International Trading Co. Ltd. (China)
12. Dentsply Argentina S.A.C.e.I. (Argentina)
13. Dentsply BX Sarl (Luxembourg)
14. Dentsply Canada Ltd. (Canada)
15. Dentsply CH Sarl (Luxembourg)
16. Dentsply Chile Comercial Limitada (Chile)
17. Dentsply De Trey GmbH (Germany)
18. Dentsply Dental (Tianjin) Co. Ltd. (China)
19. Dentsply Dental B.V. (Netherlands)
20. Dentsply Dental S.a.r.l. (Luxembourg)
21. Dentsply Europe S.a.r.l. (Luxembourg)
22. DENTSPLY Finance Co. LLC (Delaware)
23. Dentsply GAC Europe SAS (France)
24. Dentsply Germany Investments GmbH (Germany)
25. Dentsply IH A/S (Denmark)
26. Dentsply IH AB (Sweden)
27. Dentsply IH AS (Norway)
28. Dentsply IH GmbH (Germany)
29. Dentsply IH Holdings GmbH (Germany)
30. Dentsply IH Inc. (Delaware)
31. Dentsply IH Ltd (United Kingdom)
32. Dentsply IH O.O.O. (Russia)
33. Dentsply IH Oy (Finland)
34. DENTSPLY Implants (China) Co. Limited (Hong Kong)
35. DENTSPLY Implants (HK) Co. Limited (Hong Kong)
36. Dentsply Implants Manufacturing GmbH (Germany)
37. Dentsply Implants NV (Belgium)
38. Dentsply India Pvt. Ltd. (India)
39. Dentsply Industria e Comercio Ltda. (Brazil)
40. Dentsply Israel Ltd. (Israel)
41. Dentsply Limited (Cayman Islands)
42. Dentsply LLC (Delaware)
43. Dentsply Mexico, S.A. de C.V. (Mexico)
44. Dentsply Nordics AB (Sweden)
45. DENTSPLY North America LLC (Delaware)
46. Dentsply Peru SAC (Peru)
47. Dentsply Russia Limited (United Kingdom)
48. Dentsply Sirona (N.Z.) Limited (New Zealand)
49. DENTSPLY SIRONA (PHILS.), INC. (Philippines)
50. Dentsply Sirona (Schweiz) AG (Switzerland)
51. Dentsply Sirona (Thailand) Ltd. (Thailand)
52. Dentsply Sirona Austria GmbH (Austria)
53. Dentsply Sirona Benelux B.V. (Netherlands)

54. Dentsply Sirona Dental Solutions (Shanghai) Co. Ltd. (China)
55. Dentsply Sirona Deutschland GmbH (Germany)
56. Dentsply Sirona Europe GmbH (Austria)
57. Dentsply Sirona France S.A.S. (France)
58. Dentsply Sirona Holdings Inc. (Delaware)
59. Dentsply Sirona Iberia S.A. (Spain)
60. Dentsply Sirona Implants Taiwan Co., Ltd. (Taiwan)
61. Dentsply Sirona Italia SrL (Italy)
62. DENTSPLY Sirona K.K. (Japan)
63. DENTSPLY Sirona Korea Limited (Korea)
64. Dentsply Sirona Malaysia Sdn Bhd (Malaysia)
65. Dentsply Sirona O.O.O. (Russia)
66. Dentsply Sirona Orthodontics Inc. (Delaware)
67. Dentsply Sirona Pty. Ltd. (Australia)
68. Dentsply Sirona Real Estate GmbH (Germany)
69. Dentsply Sirona Singapore Pte. Ltd. (Singapore)
70. Dentsply Sirona Slovakia s.r.o. (Slovakia)
71. Dentsply Sirona South Africa (Proprietary) Limited (South Africa)
72. Dentsply Sirona Switzerland Sarl (Switzerland)
73. Dentsply Sirona Vietnam Company Limited (Vietnam)
74. Dentsply South Africa (Pty.) Ltd. (South Africa)
75. Dentsply Sweden AB (Sweden)
76. Dentsply Turkey Diş Hekimliği Ürünleri A.Ş (Turkey)
77. Dentsply Ukraine LLC (Ukraine)
78. Dentsply US Inc. (Delaware)
79. DS Dental Instruments Sarl (Switzerland)
80. DS Dental Instruments SRL (Barbados)
81. DS International Services Inc. (Delaware)
82. DS Rep B.V. (Netherlands)
83. E.S. Healthcare NV (Belgium)
84. E.S. Tooling NV (Belgium)
85. GAC Deutschland GmbH (Germany)
86. GAC International Asia Pte. Ltd. (Singapore, 50%)
87. GAC SA (Switzerland)
88. JCM International Inc. (Delaware)
89. Maillefer Instruments Holding S.a.r.l. (Switzerland)
90. Maillefer Instruments Plus Sarl (Switzerland)
91. Medical 3 Importacion Service Iberica S.L. (Spain)
92. Megalopolis Dental S.A. de C.V. (Mexico)
93. MHT Optic Research AG (Switzerland)
94. Minnesota Medical Technologies Corporation (Minnesota – 10.71%)
95. MIS Asia Pacific Limited (Hong Kong)
96. MIS Germany GmbH (Germany)
97. MIS Implants Technologies France SRL (France)
98. MIS Implants Technologies GmbH (Germany)
99. MIS Implants Technologies HK Limited (Hong Kong)
100. MIS Implants Technologies Ltd. (Israel)
101. MIS Implants Technologies UK Limited (United Kingdom)
102. MİSDENT Implants Diş Ürünleri Sanayi Ticaret Anonim Şirketi (Turkey)
103. New Britain Medical Supplies, Inc. (Connecticut)
104. Oasis Medikal Urunler Kimya Turizm Sanayi Ve Ticaret Anonim Sirketi (Turkey)
105. Ohio IC Company (Delaware)
106. OraMetrix GmbH (Germany)
107. OraMetrix Pty. Ltd. (Australia)
108. OraMetrix S.R.L. (Costa Rica)
109. Ortho Concept Sarl (France)
110. Orthodental, S.A. de C.V. (Mexico)
111. Prident (Shanghai) Dental Medical Devices Co., Ltd. (China)
112. Prident International, Inc. (California)

113. PT Dedent Supply (Indonesia)
114. PT Dentsply Indonesia (Indonesia)
115. Qi An Hua Rui (Beijing) Technology Ltd. (China)
116. SCI 2R (France)
117. Sirona Dental a/s (Denmark)
118. Sirona Dental Comércio de Produtos e Sistemas Odontológicos Ltda. (Brazil)
119. Sirona Dental GmbH (Austria)
120. Sirona Dental Limited Sirketi (Turkey)
121. Sirona Dental Mexico, S. de R.L. de C.V. (Mexico)
122. Sirona Dental Services GmbH (Germany)
123. Sirona Dental Systems (Foshan) Co., Ltd. (China)
124. Sirona Dental Systems (HK) Ltd. (Hong Kong)
125. Sirona Dental Systems Co., Ltd (Thailand, 74.649%)
126. SIRONA Dental Systems GmbH (Germany)
127. Sirona Dental Systems LLC (Delaware)
128. Sirona Dental Systems O.O.O. (Russia)
129. Sirona Dental Systems Private Ltd. (India)
130. Sirona Dental Systems Trading, LLC (United Arab Emirates, 49%)
131. Sirona Dental, Inc. (Delaware)
132. SIRONA Immobilien GmbH (Germany)
133. Sirona Technologie GmbH & Co. KG (Germany)
134. SIRONA Verwaltungs GmbH (Germany)
135. Societe de Recherche Techniques Dentaires SAS (France)
136. Straight Smile Limitada (Costa Rica)
137. Straight Smile, LLC (Delaware)
138. Teeth Network Limited (United Kingdom)
139. The Dental Trading Co., Ltd. (Thailand, 49.8%)
140. Trevally Holdings Limited (United Kingdom, 20%)
141. Tulsa Dental Products LLC (Delaware)
142. Tuzodent S.A. de C.V. (Mexico)
143. VDW GmbH (Germany)
144. VIPI Indústria, Comércio, Exportação e Importação de Produtos Odontológicos Ltda. (Brazil)
145. Wellspect AB (Sweden)
146. Wellspect ApS (Denmark)
147. Wellspect B.V. (Netherlands)
148. Wellspect Healthcare GmbH (Austria)
149. Wellspect Inc. (Delaware)
150. Wellspect Ltd. (United Kingdom)
151. Wellspect AS (Norway)
152. Wellspect Oy (Finland)
153. Wellspect S.A.S. (France)
154. Wellspect S.L. (Spain)
155. Wellspect Srl (Italy)
156. Zetta25 AG (Switzerland)
157. Zhermack GmbH Deutschland (Germany)
158. Zhermack SpA (Italy)
159. ZST Holdings Inc. (Canada, 16.2%)